SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:

       Preliminary Proxy Statement
       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  X    Definitive Proxy Statement
       Definitive Additional Materials
       Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12 Consolidated Papers, Inc.
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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      No fee required.
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previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:


2)	Form, Schedule or Registration Statement No.:


3)	Filing Party:


4)	Date Filed:


CONSOLIDATED PAPERS, INC.
P.O. BOX 8050
WISCONSIN RAPIDS, WISCONSIN 54495-8050

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 1998


To the Shareholders of
Consolidated Papers, Inc.

The annual meeting of shareholders of Consolidated Papers, Inc. will be held at The Mead Inn, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 27, 1998, for the following purposes:

1.	To elect thirteen directors to serve until the next annual meeting of shareholders.

2.	To consider the proposed 1998 Incentive Compensation Plan as described in the Proxy Statement.

3.	To transact any other business properly brought before the meeting.

Only shareholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the meeting.

We cordially invite you to attend. Whether or not you can be present, please date, sign, and return the enclosed proxy as soon as possible. If you attend the meeting, you may revoke your proxy and vote in person.


CONSOLIDATED PAPERS, INC.

Carl H. Wartman, Secretary


March 17, 1998

                               PROXY STATEMENT
                           CONSOLIDATED PAPERS, INC.
                                P.O. BOX 8050
                    WISCONSIN RAPIDS, WISCONSIN 54495-8050
                        ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by the Board of Directors in connection with the solicitation of proxies to be used at the annual meeting of shareholders of Consolidated Papers, Inc. ("Consolidated" or the "Company") to be held at The Mead Inn, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 27, 1998. This proxy statement and the enclosed form of proxy are scheduled to be mailed to shareholders on March 17, 1998, together with the Company's Annual Report to Shareholders which contains financial statements for the fiscal year ended December 31, 1997. When proxy cards are returned properly signed and received in time, the shares represented will be voted in accordance with shareholders' directions. If the proxy card is signed and returned without directions, the shares will be voted in accordance with the discretionary authority of the persons named in the enclosed form of proxy.

                            REVOCABILITY OF PROXY

Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting. A proxy may be revoked in person at the meeting, by providing a proxy bearing a later date, or by delivering a signed notice of revocation to the Secretary of the Company.

                                 SOLICITATION

The enclosed form of proxy is solicited on behalf of the Board of Directors of Consolidated Papers, Inc. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies at an estimated cost to the Company of $6,500, plus out-of-pocket expenses. The Chairman and the Senior Vice President, Finance of the Company may also solicit proxies in person or by telephone without extra compensation. The expense of solicitation will be borne by the Company. Reasonable out-of-pocket expenses will be paid by the Company to brokers, nominees, and other persons who request solicitation materials for their principals.

                               VOTING SECURITIES

Only shareholders of record as of the close of business March 10, 1998 will be eligible to vote at the meeting. Each shareholder is entitled to one vote for each share held. In determining whether a quorum exists at the annual meeting, all votes "For" or "Against", as well as abstentions and directions to withhold authority, will be counted. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the annual meeting. A plurality means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting (thirteen).

A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

As of March 10, 1998, there were 44,949,487 shares of common stock of the Company outstanding and entitled to vote at the annual meeting.

                         PROPOSALS OF SECURITY HOLDERS

In accordance with Section 2.2 of the Company's bylaws, shareholders may recommend persons as potential nominees for director only by complying with the following procedure: shareholders must submit the names of potential nominees in writing to the Secretary of the Company not less than 60 days or more than 90 days prior to the date of the annual meeting. These recommendations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation or employment for the past five years, number of shares of the Company beneficially owned by the potential nominee, and all other information required by the proxy rules, and the name, record address, and number of shares of stock of the Company owned by the shareholder making the recommendation.

Also, in accordance with Section 2.2 of the Company's bylaws, a shareholder may properly bring business before the annual meeting only by complying with the following procedure: the shareholder must submit to the Secretary of the Company, not less than 60 days or more than 90 days prior to the date of the annual meeting, a written statement describing the business to be discussed, the name, principal occupation, address, and number of shares of the Company beneficially owned by the shareholder making the submission, and a description of any material interest of the shareholder in the business of the Company other than as a shareholder.

Copies of Section 2.2 of the Company's bylaws are available on request to the Secretary.

Under regulations of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the annual meeting of shareholders anticipated to be held April 26, 1999 may, if the shareholders have complied with the requirements of the regulations, be included in the proxy statement and on the proxy card relating to the meeting. The regulations provide that the shareholder proposals must be submitted to the Secretary of the Company by November 17, 1998.

                   SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table, after elimination of such duplication, is 17,139,226 shares (38.19% of the outstanding stock).

Set forth in the following table are the beneficial holdings as of January 31, 1998 on the basis described above of: (A) each person known by the Company to own beneficially more than 5% of its outstanding stock; (B) directors not listed in (A); (C) the executive officers named in the Summary Compensation Table on Page 7 and not listed in (A) or (B); and (D) directors and executive officers as a group:

                                   Shares Owned
                         Sole      Beneficially
                       Voting Or      Shared      Shared      Total
                       Investment     Voting    Investment  Beneficial  % Of
          Name           Power   1,2    Power       Power    Ownership   Class
(A) George W. Mead         78,680   16,072,5773             16,151,257  36.0%
    Chairman (Director)
    P.O. Box 8050
    Wisconsin Rapids, WI
    54495-8050

    Robert McKay           20,000   16,072,5773             16,092,577  35.9%
    30 Oenoke Lane
    New Canaan, CT 06840

    Cynthia M. Sargent     90,608   16,072,5773             16,163,185  36.0%
    14 Bridlewood Road
    Northbrook, IL 60062

(B) Other directors
    Ruth Baldwin Barker   147,469       26,000    26,000       173,469    *
    Wiley N. Caldwell       6,200                                6,200    *
    James D. Ericson        1,108                                1,108    *
    Gorton M. Evans        18,778                               18,778    *
    Sally M. Hands         94,508                               94,508    *
    J. Joseph King          1,100                                1,100    *
    Bernard S. Kubale       6,700                                6,700    *
    D. Richard Mead Jr.    33,500      289,576   289,576       323,076    *
    Gilbert D. Mead        21,157                               21,157    *
    Lawrence R. Nash       61,855                               61,855    *
    Glenn N. Rupp           4,200                                4,200    *
    John S. Shiely          2,200                                2,200    *

(C) Other Executive Officers
    William P. Orcutt      30,901                               30,901    *
    Richard J. Kenney      18,290                               18,290    *
    Ronald E. Swanson       9,713                                9,713    *

(D) Directors and Executive
    Officers as a Group   640,465   16,388,153                          37.9%4
     (24 persons)

*Less than 1%

1	Does not include shares held by spouses or children of the following: for
Mrs. Barker, 51,000 shares; for Mr. McKay, 189,793 shares; for Mr. D.
Richard Mead Jr., 2,500 shares; for Mr. George W. Mead, 41,764 shares; for
Mr. Gilbert D. Mead, 2,260 shares; for Mr. Nash, 23,335 shares; for Mrs.
Sargent, 5,160 shares; and for all directors and executive officers as a group, 315,923 shares. Beneficial ownership is disclaimed as to these shares and as to all other shares over which the named person does not have all beneficial rights.

2	Includes shares which may be acquired within sixty (60) days upon exercise of options: for Mr. George W. Mead, 4,163 shares; for Mrs. Barker, 5,000 shares; for Mr. Caldwell, 5,000 shares; for Mr. Evans, 7,356 shares; for Mrs. Hands, 5,000 shares; for Mr. Kubale, 5,000 shares; for Mr. D. Richard
Mead Jr., 8,000 shares; for Mr. Gilbert D. Mead, 5,000 shares; for Mr.
Nash, 5,000 shares; for Mr. Rupp, 3,000 shares; for Mr. Shiely, 1,000 shares; for Mr. Orcutt, 10,843 shares; for Mr. Kenney, 10,375 shares; for Mr. Swanson, 4,679 shares; and for all directors and executive officers as a group, 129,874 shares.

3	George W. Mead, Robert McKay and Cynthia M. Sargent are voting trustees of the Mead Voting Trust, a voting trust organized under Wisconsin law to hold shares for the Company. The Mead Voting Trust, which expires by its terms on December 20, 2011, holds 16,072,577 shares of stock. The voting trustees generally have the right to determine the voting (but not the disposition) of the shares of the Company. However, in voting on (i) any proposed merger or consolidation of the Company with another person, (ii) any sale, lease or exchange of all or substantially all of the Company's assets, or (iii) a proposed dissolution of the Company, the voting trustees must follow the directions of the holders of a majority of the units of beneficial interest. The three voting trustees each own units of beneficial interest in the Mead Voting Trust. George W. Mead beneficially owns
1,386,020 units of beneficial interest, or 8.6% of the Mead Voting Trust.
Robert McKay beneficially owns 14,190 units of beneficial interest, or .09%
of the Mead Voting Trust. Cynthia M. Sargent beneficially owns 1,763,983 units of beneficial interest, or 11.0% of the Mead Voting Trust. Each unit of beneficial interest represents one share of the Company's common stock.

4	After eliminating duplications in the table.

                                  DIRECTORS

At the annual meeting of shareholders, thirteen directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of shareholders and their successors are duly elected and qualified. Directors will be elected by a plurality of the shares present and voting at the meeting. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected these nominees will serve, but if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given. Patrick F. Brennan has indicated that he will not be standing for re-election to the Board of Directors at the annual meeting of shareholders to be held April 27, 1998.

The nominees, their ages as of the date of this proxy statement, the years in which they began serving as directors, and business experience are set forth below; except as indicated in footnotes, the principal occupations of the nominees have not changed in the past five years.

The Board of Directors recommends that the shareholders vote for the election of the directors listed in the table below.

                             Director           Principal Occupation
         Name           Age   Since            And Other Directorships
Ruth Baldwin Barker1     68     1991    Investor.

Wiley N. Caldwell       70     1991    Retired President, W.W. Grainger, Inc.,
                                       Skokie, Illinois, (National distributor
                                       of industrial and commercial supplies
                                       and equipment).  Also director of
                                       Kewaunee Scientific Corporation
                                       (Manufacturer of laboratory furniture),
                                       and APS Holding, Inc. (Distributor of
                                       automotive parts and supplies).

James D. Ericson        62     1996    President and Chief Executive Officer2,
                                       and Director, Northwestern Mutual Life
                                       Insurance Company, Milwaukee,
                                       Wisconsin.  Also director of MGIC
                                       Investment Corporation and Kohl's
                                       Corporation (operates family-oriented
                                       specialty department stores).

Gorton M. Evans         59     1996    President and Chief Executive Officer3
                                       Consolidated Papers, Inc.

Sally M. Hands1          71     1991    Investor.

J. Joseph King          53     1996    Executive Vice President4 Molex
                                       Incorporated, Lisle, Illinois.
                                       (Manufacturer of electronic, electrical
                                       and fiber optic inter-connection
                                       systems; ribbon cable; switches; and
                                       application tooling).

Bernard S. Kubale       69     1988    Partner, Foley & Lardner, Attorneys at
                                       Law, Milwaukee, Wisconsin.5  Also
                                       director of Banta Corporation (Printing
                                       and graphic arts), Schultz Sav-O
                                       Stores, Inc. (Wholesale and retail food
                                       distributor), and the Green Bay
                                       Packers.

D. Richard Mead Jr.     67     1974    Retired Chief Executive Officer,
                                       Southeast Mortgage Company (Mortgage
                                       bankers), and Retired Senior Vice
                                       President of Southeast Bank, N.A.,
                                       Miami, Florida.

George W. Mead1          70     1963    Chairman of the Board,6 Consolidated
                                       Papers, Inc.  Also director of Snap-on
                                       Incorporated (Manufacturer and
                                       distributor of hand tools and related
                                       items).

Gilbert D. Mead1         67     1974    Attorney, Washington, D.C.

Lawrence R. Nash        68     1981    Lawyer, of counsel, Nash, Podvin,
                                       Tuchscherer, Huttenberg, Weymouth &
                                       Kryshak, S.C., Wisconsin Rapids,
                                       Wisconsin.

Glenn N. Rupp           53     1994    Chairman and Chief Executive Officer7
                                       and Director, Converse Inc., North
                                       Reading, Massachusetts.  (Manufacturer
                                       of athletic footwear).  Also director
                                       of Johnson Worldwide Associates, Inc.
                                       (Manufacturer and marketer of outdoor
                                       recreational equipment and sporting
                                       goods).

John S. Shiely          45     1996    President and Chief Operating Officer8
                                       and Director, Briggs & Stratton
                                       Corporation, Wauwatosa, Wisconsin
                                       (Producer of air-cooled gasoline
                                       engines for the outdoor power equipment
                                       industry).  Also director of M&I
                                       Marshall & Ilsley Bank and M&I Data
                                       Services, subsidiaries of M&I
                                       Corporation.

1	Family relationships: Ruth Baldwin Barker and Sally M. Hands are cousins.
George W. Mead and Gilbert D. Mead are brothers.  Ruth Baldwin Barker and
Sally M. Hands are cousins of George W. Mead and Gilbert D. Mead.

2	Served as President and Chief Executive Officer since October, 1993;
previously served as President and Chief Operating Officer (1990 to 1993) of Northwestern Mutual Life Insurance Company.

3	Served as President and Chief Executive Officer of the Company since
January, 1997; previously served as Executive Vice President (April, 1996 to December, 1996), Vice President (September, 1995 to April 1996) and Vice President, Marketing, Enamel Printing Papers (February, 1989 to September,
1995) of the Company.

4	Served as Executive Vice President since July, 1996; previously served as
Corporate Vice President (1988 to 1996) of Molex Incorporated.

5	The Company retains the firm of Foley & Lardner on a regular basis.

6	Served as Chairman of the Board of the Company since October, 1993;
previously served as Chairman of the Board and Chief Executive Officer of the Company (1979 to 1993).

7	Served as Chairman and Chief Executive Officer since April, 1996;
previously served as Consultant (1994 to 1996), and as President and Chief Executive Officer of Simmons Upholstered Furniture Inc. (1991-1994). Simmons Upholstered Furniture Inc., a privately held company, made a voluntary filing for reorganization under Chapter 11 of the Bankruptcy Code in 1994.

8	Served as President and Chief Operating Officer since August, 1994;
previously served as Executive Vice President-Administration (1991 to 1994 of Briggs & Stratton Corporation.

                               AUDIT COMMITTEE

At December 31, 1997, the Company's Audit Committee consisted of D. Richard Mead, Jr., Chairman, Ruth Baldwin Barker, J. Joseph King, Bernard S. Kubale, Glenn N. Rupp and John S. Shiely. The committee held two meetings during 1997. The Audit Committee recommends the Company's independent accountants; reviews the scope of the audit; reviews the compensation of the independent accountants; reviews the annual financial statements and the results of the audit with management, the internal auditors, and the independent accountants; reviews the independent accountants' recommendations with respect to changes in accounting procedures and internal auditors; and approves the appointment or removal of the internal audit manager.

                            COMPENSATION COMMITTEE

At December 31, 1997, the Compensation Committee consisted of Wiley N. Caldwell, Chairman, James D. Ericson, Sally M. Hands, J. Joseph King, Lawrence
R. Nash and John S. Shiely. The committee held four meetings during 1997. This committee reviews the performance and remuneration arrangements for salaried employees generally and sets compensation for a defined group of key executives. This committee also administers the 1989 Stock Option Plan. The Compensation Committee has reported on management and compensation matters under the heading "Compensation Committee Report on Executive Compensation" on Page 10.

                             NOMINATING COMMITTEE

At December 31, 1997, the Nominating Committee consisted of Bernard S. Kubale, Chairman, Gilbert D. Mead and Wiley N. Caldwell. The committee held two meetings during 1997. The Nominating Committee recommends nominees for election to the Board of Directors and other committees of the Board. It also makes recommendations to the Board with respect to qualifications and compensation of directors as well as Board organization. The committee will consider an individual nominated by a shareholder if the shareholder submits the nomination in accordance with the requirements of the Company's bylaws relating to nominations by shareholders. These procedures are described under "Proposals of Security Holders" on Page 2.

                       MANAGEMENT SUCCESSION COMMITTEE

At December 31, 1997, the Management Succession Committee consisted of Bernard
S. Kubale, Chairman, Patrick F. Brennan, Wiley N. Caldwell, James D. Ericson and Glenn N. Rupp. The committee held three meetings during 1997. The Management Succession Committee monitors the development and performance of the Company's executive officers and reviews qualifications and recommends candidates for executive offices. It also oversees the Company's programs for training and preparing candidates for executive offices. Glenn N. Rupp was unable to attend two of the three meetings.


The Board of Directors held seven meetings during 1997. Glenn N. Rupp was unable to attend three of the seven meetings.

                           EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

                                                     Long-Term
                                                    Compensation
                                                       Awards
                                                     Securities     All
                                      Annual         Underlying    Other
Name and                           Compensation       Options/    Compen-
Principal Position      Year   Salary ($) Bonus ($)    SARs(#)   sation ($)(2)
G.M. Evans                 1997   480,585(1)  103,951     15,000    17,296
President and Chief        1996   290,102(1)   15,001      3,000    12,063
Executive Officer          1995   193,374(1)   52,917      3,000     6,276

G.W. Mead                  1997   376,936(1)     -          -        2,375
Chairman (Director)        1996   376,936(1)     -          -        2,375
                           1995   376,936(1)     -          -        2,310

W.P. Orcutt                1997   265,207     56,375      3,000     11,335
Senior Vice President      1996   261,146(1)   12,501      3,000     13,856
                           1995   224,698(1)   60,904      3,000      6,915

R.J. Kenney                1997   256,006(1)   51,253      3,000      9,375
Senior Vice President,     1996   232,322(1)    8,800      3,000      9,893
Finance                    1995   192,837(1)   49,507      3,000      6,673

R.E. Swanson               1997   234,112(1)   51,253      3,000      8,440
Senior Vice President      1996   206,883(1)   10,351      3,000      8,553
                           1995   165,204(1)   46,754      2,000      5,556

(1)	Includes banked vacation (dollar amount) and vacation taken in cash: for
G.M. Evans, $34,616 for 1997, $17,308 for 1996 and $10,386 for 1995; for
G.W. Mead, $26,924 for 1997, $26,924 for 1996 and $26,924 for 1995; for
W.P. Orcutt, $14,424 for 1996, $4,259 for 1995; for R.J. Kenney, $19,232
for 1997, $16,924 for 1996 and $13,848 for 1995; and for R.E. Swanson,
$4,808 for 1997, $4,140 for 1996 and $3,269 for 1995.

(2)	Includes contributions on behalf of each named executive officer to the
Consolidated Employees' Tax-saver & Investment Plan (401(k)), and payroll taxes attributable to retirement benefits accrued in excess of limits imposed by the Omnibus Budget Reconciliation Act of 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              INDIVIDUAL GRANTS

                         % Of
                         Total
                        Options/                            Potential
            Number of     SARs                           Realizable Value
            Securities  Granted  Exercise                At Assumed Annual
            Underlying    to     Or Base                  Rates of Stock
             Options/  Employees  Price                 Price Appreciation
               SARs    In Fiscal ($/sh.)   Expiration   for Option Term (2)
    Name     Granted #   Year      (1)        Date        5%($)      10%($)
G.M. Evans     15,000   6.31%     49.125    02/13/2007   $477,161  $1,196,274
G.W. Mead           0      0%       N/A            N/A        N/A         N/A
W.P. Orcutt     3,000   1.26%     49.125    02/13/2007     95,432     239,255
R.J. Kenney     3,000   1.26%     49.125    02/13/2007     95,432     239,255
R.E. Swanson    3,000   1.26%     49.125    02/13/2007     95,432     239,255

(1)	The options reflected in the table, all of which are nonqualified options for purposes of the Internal Revenue Code, were granted at an exercise price equal to the fair market value of the Company's common stock on the date of the grant. The options expire ten years from the date of grant, or five years after termination of employment with the Company, whichever is earlier. The options vest over a three-year period following the date of grant.

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Company's common stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                               Number of
                                               Securities        Value of
                                               Underlying       Unexercised
                                               Unexercised      In-the-Money
                                               Options/SARs     Options/SARs
                                               at FY-End(#)     at FY-End($)(1)
              Shares Acquired      Value       Exercisable/     Exercisable/
    Name      On Exercise (#)  Realized ($)(1)  Unexercisable    Unexercisable
G.M. Evans          500           12,234        7,356/18,000    78,709/64,125
G.W. Mead          -                -           4,163/  -       74,023/  -
W.P. Orcutt       2,000           32,250       10,843/ 6,000   134,413/18,750
R.J. Kenney         800           13,675       10,375/ 6,000   127,928/18,750
R.E. Swanson        800            9,975        4,679/ 5,666    42,483/16,270

(1)	Dollar values are calculated by determining the difference between the fair market value of the underlying common stock and the exercise price of the options at exercise or FY-end, respectively.

               CONSOLIDATED SALARIED EMPLOYEES' RETIREMENT PLAN

The Consolidated Salaried Employees' Retirement Plan (the "Plan") is a defined benefit plan applicable to employees of the Company and its subsidiaries who are not in a collective bargaining unit, and is a qualified plan under the Internal Revenue Code. In recent years benefits have been based on average earnings for the latest five-year period and years of service, with benefits normally beginning at age 65. Officers participate in the Plan on the same basis as other salaried employees. The following table shows the estimated annual normal benefit payable upon retirement under the Plan for selected compensation and years of service classification:

                               PENSION PLAN TABLE

Estimated Annual Benefit For Participants With Years of Associated Service

 Final
Average
Earnings*  10     15      20      25      30     35      40      45      50
$150,000 22,200  33,300  44,300  55,400  66,500  77,600  88,800 100,100 111,300
$200,000 29,700  44,500  59,300  74,200  89,000 103,800 118,800 133,800 148,800
$250,000 37,200  55,800  74,300  92,900 111,500 130,100 148,800 167,600 186,300
$300,000 44,700  67,000  89,300 111,700 134,000 156,300 178,800 201,300 223,800
$350,000 52,200  78,300 104,300 130,400 156,500 182,600 208,800 235,100 261,300
$400,000 59,700  89,500 119,300 149,200 179,000 208,800 238,800 268,800 298,800
$450,000 67,200 100,800 134,300 167,900 201,500 235,100 268,800 302,600 336,300
$500,000 74,700 112,000 149,300 186,700 224,000 261,300 298,800 336,300 373,800
$550,000 82,200 123,300 164,300 205,400 246,500 287,600 328,800 370,100 411,300
$600,000 89,700 134,500 179,300 224,200 269,000 313,800 358,800 403,800 448,800

*	Compensation for purposes of computing retirement benefits means total cash compensation, including cash withdrawals of accrued vacation, but exclusive of discretionary bonuses.  For the individuals named in the Summary
Compensation Table, the compensation covered by the plan is that reflected as salary in the Summary Compensation Table.  The annual benefits shown above are not subject to offset for Social Security benefits.  Years of service, as of December 31, 1997, for the five individuals named in the
Summary Compensation Table are as follows:  G.M. Evans - 25; G.W. Mead -
46; W.P. Orcutt - 42, R.J. Kenney - 30; R.E. Swanson - 9.  Under sections
401(a)(17) and 415 of the Internal Revenue Code, considered earnings are limited to $160,000 (prior to 1994, $200,000 adjusted for cost of living)
and benefits under the plan are limited to $130,000 per year.  Earnings in excess of the limits are recognized and benefits in excess of $130,000 are provided under a separate nonqualified supplemental retirement plan sponsored by the Company.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Among Consolidated Papers, Inc., S&P 500 Index, & Dow Jones Paper Products
Index

The Comparison of Five-Year Cumulative Total Return below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Consolidated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. Total return includes reinvestment of dividends.

                                 Dec-92  Dec-93 Dec-94 Dec-95  Dec-96  Dec-97
Consolidated Papers, Inc.         $100    $111   $118   $152    $137    $154
S&P 500                           $100    $110   $112   $153    $189    $252
Dow Jones Paper Products Index    $100    $108   $120   $137    $145    $157

                             COMPENSATION COMMITTEE

                       Report On Executive Compensation

The Compensation Committee of the Board of Directors is responsible for the Company's compensation program covering its executive officers, including the five officers named in the Summary Compensation Table. The following report on executive compensation was prepared by the members of the Compensation Committee.

Compensation Policies. The Company's executive compensation program is based on the principle that compensation levels must be aligned with the Company's overall business strategy and the goal of maintaining and, where possible, enhancing profitability as a means of maximizing shareholder value. The Compensation Committee endeavors to work with management toward achieving the following objectives:

-	Reward executives for long-term strategic management and the enhancement of shareholder value by allowing executives, through stock options and other benefit plans, to participate in the appreciation of the market value of the Company's stock.

-	Align compensation programs with annual and long-term strategic planning, goals and objectives.

-	Attract and retain key executives essential to the Company's long-term success by providing competitive compensation opportunities.

The Company's salary and bonus policies, stock option grants, and other employee benefit plans are intended to encourage the achievement of the Company's goals. The following discussion describes the specific components of executive compensation, how these components relate to the Company's compensation policies, and the relationship of corporate performance to executive compensation.

Executive Base Salaries. In setting executive base salaries, including the salaries of the individuals listed in the Summary Compensation Table, the Compensation Committee reviews salary practices and data reported by a selected group of companies in the paper industry, focusing particularly on ten companies which have significant coated paper production. These companies include five of the seven companies (in addition to Consolidated) which make up the Dow Jones Paper Products Index (see chart on Page 9). Executives of Consolidated typically receive base salaries in the mid-range of the base salaries offered by these peer companies for comparable positions.

Incentive Compensation. In consultation with Hewitt Associates LLC and management, the Compensation Committee has helped develop and implement incentive compensation plans intended to provide Company executives with the incentive and opportunity to earn compensation at levels which approach competitive norms in the paper industry depending upon individual and Company performance. The plan consists of a bonus plan (payable in cash and Company stock) tied to individual and corporate performance, and stock option grants. This approach avoids increases in fixed costs, such as increases in base salary and, in the view of the Committee, appropriately blends short and long-term incentive compensation. The plan covers approximately forty key executives at the Company, including the executive officers named in the Summary Compensation Table other than George W. Mead.

The bonus plan in 1997 tied potential payments to achievement of Company-wide financial targets and individual performance goals. Targets and goals are reviewed and approved by the Compensation Committee on an annual basis. Depending upon the executive's position and performance, 1997 bonuses, if any, could range from a minimum of 3% to a maximum of 57.5% of base salary. The Company-wide target for the 1997 bonus was based on the Company's operating income as a percentage of average operating assets (OI/AOA). Minimum and maximum awards for corporate performance in 1997 were tied to threshold and maximum OI/AOA targets of 10.0% to 15.0%. Actual OI/AOA for 1997 (before acquisition of Repap USA, Inc., which was not included in this calculation) was 10.1%. Accordingly, awards, ranging from 5% to 18.0% of base salary were made for corporate performance. In addition, awards of up to 5% of base salary were made to executives based on individual performance in 1997.

For 1998, the corporate performance portion of the incentive plan for the key executive group utilizes a matrix combining several corporate targets, giving the most weight to the Company's return on capital employed (ROCE). No payment will be made based on the ROCE measure unless the Company's 1998 ROCE exceeds a targeted weighted average cost of capital. The matrix also includes manufacturing and sales objectives. Executives will again be eligible for awards based on their individual performance in 1998.

The Compensation Committee also makes stock option grants to provide incentives for the same group of executives. The size and frequency of the awards are determined with reference to Hewitt Associates LLC's analysis of competitive practices in the paper industry. The grant program adopted by the Compensation Committee represents award levels at approximately one-half of competitive long-term incentive norms. The size of the individual awards to the Company's executives in 1997 depended on the executive's relative position with the Company. During 1997, the Compensation Committee granted options to purchase an aggregate of 74,000 shares to the executives other than Mr. Mead. All options have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The options have a term of ten years from the date of grant and vest over a period of three years. The grants are intended to increase shareholder value by better aligning the interests of these executives with those of the shareholders through significant stock ownership, and to give this group of executives long-term incentives to remain with the Company.

Compensation Award Program - 1997. The Company's 1997 Compensation Award Program for nonunion personnel provided for a modest bonus payment in the event specified reductions were achieved in "controllable" costs such as material usage and energy consumption. Staff areas were also given departmental goals to achieve in order to earn the incentive payment. The 1997 awards took the form of Company contributions of Company stock under the Company's Tax-saver and Investment Plan (401(k)).

Compensation of Chief Executive Officer. Gorton M. Evans was named President and Chief Executive Officer effective January 1, 1997. The Compensation Committee increased Mr. Evans' base salary to $450,000 at that time. Mr. Evans' base salary was set with reference to comparative information regarding compensation of other chief executive officers of similar companies in the paper industry. Mr. Evans' salary is in the lower range of this group, reflecting his recent promotion to the position. Most other members of the comparison group also provide significantly greater incentive compensation in the form of bonuses, stock options and other benefits for their chief executive officers. Mr. Evans received a bonus of $103,951 for 1997, which reflects the Compensation Committee's evaluation of Mr. Evans' individual performance during 1997, as well as a payment based on corporate performance under the executive incentive plan described above.

Other Employee Benefit Plans. The Company's policy with respect to other employee benefit plans is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company. These plans include the Consolidated Employees' Tax-saver and Investment Plan (401(k)); the Consolidated Salaried Employees' Retirement Plan and the Consolidated Employees' Benefit Plan (medical coverage). The Company believes that its employee benefit plans are generally comparable to similar plans in the paper industry.

Section 162(m) Compliance. Under Section 162(m) of the Internal Revenue Code, the tax deduction of corporate taxpayers is limited with respect to the compensation of certain executive officers unless the compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE:

Wiley N. Caldwell, Chairman
James D. Ericson
Sally M. Hands
J. Joseph King
Lawrence R. Nash
John S. Shiely

                          COMPENSATION OF DIRECTORS

Nonemployee directors receive an annual retainer of $18,000, plus a grant of 100 shares of common stock which is distributed on the date of the annual meeting of shareholders. All nonemployee directors receive a meeting fee of $1,000 for each Board and committee meeting attended. Nonemployee committee chairmen receive an annual retainer of $2,000 each. Each director who has completed at least three years of service as a nonemployee director participates in the Consolidated Directors' Retirement Plan. Under this plan, a retired director receives an annual payment equal to the annual retainer fee (not including the value of the stock grant) in effect at the time of the director's retirement. The retired director is entitled to receive this annual payment for that number of years that is equal to the number of years served as a nonemployee director, up to a maximum of ten years. If the shareholders approve the 1998 Incentive Compensation Plan, nonemployee directors will also receive options to purchase Company common stock under
Section 12 of the plan. The plan provides that each nonemployee director who has completed at least one full year of service is granted options to purchase 1,000 shares on the date of the annual meeting of shareholders. All options are for a term of ten years from the date of grant and are priced at fair market value on the date of grant.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Officers, directors and more than 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its officers, directors and more than 10% shareholders were complied with, except for late filings for Mr. Ericson, Mrs. Hands, and Mr. Gilbert D. Mead.

              PROPOSAL TO APPROVE THE CONSOLIDATED PAPERS, INC.
                       1998 INCENTIVE COMPENSATION PLAN


                                  BACKGROUND

The Board of Directors recommends shareholder approval of the 1998 Incentive Compensation Plan (the "Plan"). The Plan will provide incentives to the Company's nonunion employees and directors to improve operations and increase profits, and will strengthen the mutuality of interests between employees, directors and shareholders. Exhibit A contains a complete statement of the provisions of the Plan which are summarized below.

In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Plan. This flexibility will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and keep key employees and directors. Flexibility will also allow the Company to respond to changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Plan grants the administrators broad discretion in establishing appropriate terms and restrictions for particular awards.

                               SHARES AVAILABLE

The Plan reserves 2,500,000 shares of common stock for awards, plus all shares remaining under the Company's 1989 Stock Option Plan. All available shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of shares which may be awarded to any participant in any year during the term of the Plan is 100,000 shares. If there is a lapse, expiration, termination or cancellation of any option or right prior to the issuance of shares (or payment of a cash equivalent), or if shares are issued and thereafter are reacquired by the Company pursuant to reserved rights, those shares may again be used for new awards under the Plan.

                                ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority to interpret the Plan, establish rules for its operation, select officers and other employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards.

                                 PARTICIPANTS

All nonunion employees of the Company and its subsidiaries and affiliates, and all nonemployee directors of the Company are eligible to participate in the Plan. The Committee will select participants.

                              TYPES OF BENEFITS

The Committee may grant any one or a combination of: stock options, including incentive stock options and nonqualified stock options; stock appreciation rights; stock awards, including performance stock and restricted stock; performance units; and other stock or cash awards.

                                 STOCK OPTIONS

Under the Plan, the Committee may grant awards in the form of options to purchase shares of common stock. The Committee will determine the number of shares subject to each option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price of a stock option will not be less than 100% of the fair market value of the common stock on the date the option is granted. The option price may, at the discretion of the Committee, be paid by a participant in cash, shares of common stock owned by the participant, or other appropriate consideration. The Committee may also provide that a stock option include the right to acquire a replacement option upon exercise of the original option through payment of the exercise price in shares of common stock.

                       STOCK APPRECIATION RIGHTS (SARs)

The Committee may grant an SAR either in tandem with a stock option or on a free-standing basis. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the grant price (equal to the fair market value on the date of grant in the case of a free-standing SAR or the option price in the case of a tandem SAR) to the market value on the date of exercise.

                                 STOCK AWARDS

The Plan authorizes the Committee to grant awards in the form of restricted stock or performance stock. These awards may be subject to conditions or restrictions, such as restrictions on transferability, continued employment and performance goals specified by the Committee.

                              PERFORMANCE UNITS

The Committee may award performance units under the Plan. Each performance unit award will entitle the participant to a payment in cash equal to the fair market value of a designated number of shares of common stock upon attainment of performance goals. Performance units may, in the discretion of the Committee, be settled for shares of common stock.

                          OTHER STOCK OR CASH AWARDS

The Committee may grant other cash or stock awards which it believes are in the best interests of the Company on terms and conditions determined by the Committee.

                            NONEMPLOYEE DIRECTORS

The Plan provides that each nonemployee director of the Company (including members of the Committee) who has served as a director for at least one year and is a director on the date of each annual meeting of the shareholders of the Company which takes place while the Plan is in effect shall automatically receive on each meeting date a nonqualified stock option for the purchase of 1,000 shares of the Company's common stock at a purchase price equal to 100% of the fair market value of the shares on the day the option is granted. Nonemployee directors may receive other benefits under the Plan in the discretion of the Committee.

                            OTHER TERMS OF AWARDS

Awards are not transferable except by will or the laws of descent and distribution. The Committee may permit the transfer of a participant's award to members of his or her immediate family or to trusts or family partnerships for their benefit.

The Committee will determine the treatment of awards in the event of termination of employment for any reason including death, disability or retirement.

The Plan contains provisions for equitable adjustment of awards in the event of a merger, consolidation, or reorganization, or upon a stock split, stock dividend or other issuance of shares by the Company without new consideration. The Plan also provides for accelerated vesting of awards in the event of a change of control of the Company.

                            FEDERAL TAX TREATMENT

Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Plan.

A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

A participant who is granted a nonqualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

A participant who has been granted an award of restricted shares of common stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the common stock awarded. The Company will receive a corresponding tax deduction.

                              OTHER INFORMATION

No award shall be made under the Plan more than ten years after the date of its adoption. The Board of Directors reserves the right to amend or terminate the Plan at any time subject to the rights of participants with respect to any outstanding awards.

The affirmative vote of holders of a majority of the shares present and voting at the meeting is required for approval of the Plan. Abstentions will count as a vote against the proposal, but broker nonvotes will have no effect.

The Board of Directors recommends a vote FOR approval of the 1988 Incentive Compensation Plan.

                        INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP audited the accounts of Consolidated Papers, Inc. and subsidiaries for fiscal 1997 and has been selected to audit the accounts for the current year. A representative of that firm is expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions, and he will be given the opportunity to make a statement if he desires to do so.

                                 OTHER MATTERS

Management is not aware of any other matters to be considered at this annual meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.


Wisconsin Rapids, Wisconsin 54495-8050                     Carl H. Wartman
March 17, 1998                                             Secretary

                                   EXHIBIT A
                           CONSOLIDATED PAPERS, INC.
                       1988 INCENTIVE COMPENSATION PLAN

 1.	Purpose.  The purposes of the Consolidated Papers, Inc. 1998 Incentive
Compensation Plan (the "Plan") are (i) to encourage outstanding individuals to accept or continue employment with Consolidated Papers, Inc. (the "Corporation") and its subsidiaries and affiliates or to serve as directors of the Corporation, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Corporation's shareholders by providing them stock options and other stock and cash incentives.

 2.	Administration.  The Plan will be administered by a Committee (the
"Committee") of the Board of Directors of the Corporation consisting of two or more directors as the Board may designate from time to time, each of whom shall qualify as a "Nonemployee Director" within the meaning set forth in Rule 16b-3 promulgated under the Securities Exhange Act of 1934, as amended (the "Exchange Act"). The Committee shall have the authority to construe and interpret the Plan and any benefits granted thereunder,to establish and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its shareholders and in accordance with the purposes of the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members.

 3.	Participants.  Participants will consist of all Nonemployee Directors of the Corporation and all nonunion employees of the Corporation and its Subsidaries. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or is granted to any other participant in any year. The Committee shall consider all factors which it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

 4.	Share Reserved Under the Plan.  There is hereby reserved for issuance under the Plan an aggregate of 2,500,000 shares of common stock of the Corporation, which may be newly issued or treasury shares. Any remaining shares of common stock reserved for issuance under the 1989 Stock Option
Plan (the "1989 Plan") on the date of shareholder approval of this Plan shall be added to the shares available for issuance hereunder. If there is a lapse, expiration, termination or cancellation of any stock option issued under this Plan or the 1989 Plan prior to the issuance of shares thereunder, of if shares are issued under the Plan and thereafter are reacquired by the Corporation, those shares may again be used for new benefits under this Plan. All of the reserved shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of shares which may be subject to an option or other award under the Plan to any participant during any fiscal year during the term of the Plan is 100,000 shares. The maximum number of shares of common stock which may be granted in the form of Restricted Stock during the term of the Plan shall be 200,000 shares.

 5.	Types of Benefits.  Benefits under the Plan shall consist of Stock
Options, Stock Appreciation Rights, Restricted Stock, Performance Stock, Performance Units and Other Stock or Cash Awards.

 6.	Stock Options.  Subject to the terms of the Plan, Stock Options may be granted to participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Corporation's common stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine. The option price, upon exercise of any option, shall be payable to the Corporation in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares having a fair market value at the time of exercise equal to the option price, (c) certification of ownership of such previously-acquired shares, (d) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Corporation, (e) reducing the number of shares deliverable upon exercise of the option by a number of shares having a fair market value at the time of exercise equal to the option price, and (f) such other methods of payment as the Committee, at its discretion, deems appropriate. The
Committee may provide, either at the time of grant or subsequently, that a Stock Option include the right to acquire a replacement option upon exercise of the original option through the payment of the exercise price in shares of common stock. The terms and conditions of each replacement option shall be determined by the Committee, in its sole discretion.

 7.	Stock Appreciation Rights.  Subject to the terms of the Plan, Stock
Appreciation Rights ("SARs") may be granted to participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or the 1989 Plan or on a free-standing basis. The grant price of a tandem SAR shall be equal to the option price of the related option. The grant price of a free-standing
SAR shall be equal to the fair market value of the Corporation's common stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem SAR or ten years in the case of a free-standing SAR. Upon exercise of an SAR, the participant shall be entitled to receive payment from the Corporation in cash or in stock in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised.

 8.	Restricted Stock.  Subject to the terms of the Plan, Restricted Stock may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

    (a)	A prohibition against sale, assignment, transfer, pledge,
hypothecation or other encumbrance of the shares of Restricted Stock for a specified period;

    (b)	A requirement that the holder of Restricted Stock forfeit (or in the case of shares sold to the participant resell to the Corporation at cost) such shares in the event of termination of employment during the period of restriction; or

    (c)	A prohibition against employment of the holder by any competitor of the Corporation or against such holder's dissemination of any confidential information belonging to the Corporation.

	All restrictions shall expire at such times as the Committee shall specify.

 9.	Performance Stock.  Subject to the terms of the Plan, the Committee shall designate the participants to whom Performance Stock is to be awarded and determine the number of shares and terms and conditions of each such award. Each award of Performance Stock shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals and other terms and conditions specified by the Committee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

10.	Performance Units.  Subject to the terms of the Plan, the Committee shall designate the participants to whom Performance Units are to be awarded and determine the number of units and the terms and conditions of each such award. Each Performance Unit award shall entitle the participant to a payment in cash equal to the fair market value of a designated number of shares of common stock upon the attainment of performance goals and other terms and conditions specified by the Committee. The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Unit award.

11.	Other Stock or Cash Awards.  In addition to the incentives described in
Sections 6 through 10 above, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of the Corporation and subject to such other terms and conditions as it deems appropriate.

12.	Nonemployee Directors.  Each director of the Corporation who (i) is not also an employee of the Corporation (including members of the Committee),
(ii) has served as a director for at least one year, and (iii) is a director on the date of each annual meeting of shareholders of the Corporation while this Plan is in effect, shall automatically receive on each of those meeting dates a Nonqualified Stock Option for the purchase of 1,000 shares of the Corporation's common stock at a purchase price equal to 100% of the fair market value of the shares on the date each option is granted. Nonqualified Stock Options issued to nonemployee directors shall expire ten years from the date of grant, whether or not the director continues to serve the Corporation in that capacity.
Nonemployee directors may receive other benefits under the Plan in the discretion of the Committee.

13.	Performance Goals.  Awards of Restricted Stock, Performance Stock,
Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue
Code of 1986, as amended, including, but not limited to, earnings per share, return on assets or equity, economic value added, market share, cash flow, operating costs, and stock price, as determined by the Committee from time to time. However, the Committee may not in any event increase the amount of compensation payable to a "covered employee" within the meaning of Section 162(m) of the Code upon the attainment of a performance goal.

14.	Change in Control.  Except as otherwise determined by the Committee at the time of grant of an award, upon a change in control of the Corporation, all outstanding Stock Options and SARs shall become exercisable; all performance goals shall be deemed fully achieved and all other terms and conditions met; and all Performance Stock delivered, all Performance Units paid out, and all Other Stock or Cash Awards delivered or paid. A "Change in Control" shall be deemed to have occurred on the first date on which either:

    (a)	any "person" (as such term is used in Sections 13(d) and 14(d) of the
Exchange Act) but excluding (i) the Mead Voting Trust established pursuant to the agreement dated December 20, 1986, (ii) the Mead descendants as defined in the Mead Voting Trust or any group of them,
(iii) any voting trustee of the Mead Voting Trust acting in his or her capacity as such, or (iv) a person who would be deemed to be an owner of 20% or more of the combined voting power of the Corporation's securities then outstanding solely as a result of being a participant in the Mead Voting Trust, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing at least 20 percent of the combined voting power of the Corporation's then outstanding securities, or

    (b)	a majority of the individuals comprising the Corporation's Board of
Directors are not Continuing Directors, or

    (c)	the Corporation is involved in any merger, consolidation, share exchange or any other transaction if, after the consummation thereof, the holders of the voting securities of the Corporation immediately prior thereto do not own at least a majority of the combined voting power of the surviving or resulting corporation, or

    (d)	all or substantially all of the assets of the Corporation are sold or otherwise transferred, or

    (e)	a change occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, promulgated under the Exchange Act, or any other successor disclosure item.

	A "Continuing Director" means an individual who was a member of the Board of Directors of the Corporation immediately prior to the transaction or election or other event which resulted in a change of control or who was designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the whole Board of Directors but only if the majority of the whole Board of Directors then consisted of Continuing Directors or, if a majority of the whole Board of Directors shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

	15.	Adjustment Provisions.

    (a)	If the Corporation shall at any time change the number of issued shares of common stock without new consideration to the Corporation (such as by stock dividend or stock split), the total number of shares reserved for issuance under the Plan, the number of shares which may be made subject to Incentive Stock Options, the maximum number of shares which may be made subject to an award in any 12 months during the term of the Plan, the maximum number of shares that may be issued as Restricted Stock during the term of the Plan, and the number of shares covered by each outstanding award shall be equitably adjusted so that the aggregate consideration payable to the Corporation, if any, shall not be changed.

    (b)	Notwithstanding any other provision of this Plan, without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

    (c)	In the event of any merger, consolidation or reorganization of the
Corporation with or into another corporation other than a merger, consolidation or reorganization in which the Corporation is the continuing corporation and which does not result in the outstanding common stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, for each share of common stock than subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of the Corporation will be entitled purusuant to the transaction.

16.	Nontransferability.  Each benefit granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant's lifetime only by the participant or, in the event of disability, by the participant's personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution. Nothwithstanding the foregoing, at the discretion of the Committee, a grant of a Stock
Option may permit the transfer of the option by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

17.	Taxes.  The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice as far in advance as practicable and the Corporation may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion, subject to such rules as it may adopt, permit a participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Corporation withhold shares of common stock, having a fair market value equal to the amount to be withheld.

18.	Duration, Amendment and Termination.  No Stock Option or other benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted on or before such date may thereafter be amended or modified by mutual agreement between the Corporation and the participant, or such other person as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the paticipant's consent. No amendment of the Plan shall be made without shareholder approval if such amendment materially increases the number of shares of common stock reserved for issuance under the Plan or the maximum number of shares which may be awarded to any participant in any 12-month period, or if shareholder approval is required by law, regulation, or stock exchange rule.

19.	Fair Market Value.  The fair market value of the Corporation's common stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

20.	Other Provisions.  The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant's employment, requirements or inducements for continued ownership of common stock after exercise or vesting of benefits, or forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment.

21.	Shareholder Approval.  The Plan was adopted by the Board of Directors on
February 13, 1998, subject to shareholder approval. The Plan and any benefits granted thereunder shall be null and void if shareholder approval is not obtained at the next annual meeting of shareholders.

                                     PROXY
                           CONSOLIDATED PAPERS, INC.
                                P.O. BOX 8050
                    WISCONSIN RAPIDS, WISCONSIN 54495-8050

         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints GEORGE W. MEAD and GORTON M. EVANS as proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all shares of Common Stock of Consolidated Papers, Inc. which the undersigned is entitled to vote at the annual meeting to be held on April 27, 1998, and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

The proxies appointed herein may act by one of said proxies at the meeting.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

              (Continued and to be signed on the reverse side.)

                          CONSOLIDATED PAPERS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  X

1.	ELECTION OF DIRECTORS:  Nominees:

	R.B. Barker, W.N. Caldwell, J.D. Ericson, G.M. Evans, S.M. Hands, J.J. King, B.S. Kubale, D.R. Mead, Jr., G.W. Mead, G.D. Mead, L.R. Nash, G.N.
Rupp, and J.S. Shiely

    For    Withhold  For All
    All      All    (Except Nominee(s) written below)



2.	Proposed 1998 Incentive Compensation Plan.

    For     Against  Abstain



3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Dated                          , 1998


            Signature of Shareholder


      For Joint Account Each Owner Should Sign

Please sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.
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